Ex-99.1

                  PRESS RELEASE
                                  Exhibit 99.1
                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008

                                                       CONTACT: HARVEY M. GUTMAN
                                                                  (732) 499-4327

Pathmark Stores, Inc. Announces Intention to Sell $200 Million Senior Subordinated Notes Due 2012
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CARTERET, N.J.--January 11, 2002--Pathmark Stores, Inc. (Nasdaq: PTMK - news).
                                                                        ----
Pathmark Stores, Inc. today announced that it intends to issue $200 million of senior subordinated notes due 2012 (the "Notes").

The net proceeds from the offering will be used to repay indebtedness.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements.

Except for historical information contained herein, the matters discussed in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company does not undertake to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's periodic reports available from the Securities and Exchange Commission.

Pathmark Stores, Inc. is a regional supermarket currently operating 141 supermarkets primarily in the New York-New Jersey and Philadelphia metropolitan areas.



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